Exhibit 23.1


         CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 28, 1995, which appears in the 1995 Annual Report to Shareholders of Harnischfeger Industries, Inc. ("Harnischfeger") included in Harnischfeger's Current Report on Form 8-K dated December 8, 1995, which is incorporated by reference in Harnischfeger's Annual Report on Form 10-K for the year ended October 31, 1995. We also consent to the references to us under the headings "Experts" and "Selected Finanical Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data".




/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Milwaukee, Wisconsin
April 5, 1996

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                                     Exhibit 23.2


         CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of our report dated March 25, 1994, which is included in the Current Report on Form 8-K dated December 8, 1995 and to all references to our Firm included in this Registration Statement.



                              /s/Arthur Andersen LLP

                              Arthur Andersen LLP


Pittsburgh, Pennsylvania,
April 4, 1996

                                     Exhibit 23.3

        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated December 6, 1995, which appears in Harnischfeger Industries, Inc.'s Current Report on Form 8-K dated December 4, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Price Waterhouse

PRICE WATERHOUSE
Manchester, England
April 5, 1996